PROMISSORY NOTE

$ 10,377,694.00 New Orleans, Louisiana

As of June 7, 2002

For value received, the undersigned (the "Maker") promises to pay to the order of Betty Kramer Meyers, or any future holder of this Note, the principal sum of Ten Million Three Hundred Seventy-Seven Thousand Six Hundred Ninety-Four and 00/100 ($10,377,694.00) Dollars together with interest at the rate of Six (6%) percent per annum, payable in a full and final payment of all principal and interest due hereon on the Maturity Date as hereinafter defined. This Note shall be due and payable on or before the first to occur of (i) the sale, assignment pledge or other conveyance of the Transferred Shares (as defined in the Stock Pledge Agreement executed contemporaneously herewith); or (ii) three (3) years from the date hereof (the "Maturity Date"). This note may be prepaid in whole or in part at any time without payment of premium or penalty.

All sums due hereunder shall be payable in lawful money of the United States of America at 401 Emerald Street, New Orleans, Louisiana 70124, or at such other place as the holder hereof may from time to time designate.

The Maker and endorsers, sureties and guarantors hereof severally waive presentment for payment, demand, notice of nonpayment, protest, and agree that a payment hereof may be extended from time to time, one or more times, without notice, hereby binding themselves, solidarily, unconditionally and as original promissors for the payment hereof in principal and interest, costs and attorneys' fees and expenses. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

If this Note is placed in the hands of an attorney or attorneys at law for collection, to prosecute claims in bankruptcy, to institute legal proceedings to recover the amount hereof, or any part hereof, in principal or interest, for compromise or other action, or otherwise to protect the interests of the holder, the Makers and endorsers of the note bind themselves, jointly, severally and in solido, to pay the reasonable fees of the attorney who may be employed for that purpose.

This Note is secured by the pledge of certain shares of E-Z-EM, Inc. a Delaware corporation, pursuant to a Stock Pledge Agreement executed by Maker contemporaneously herewith (the "Stock Pledge Agreement")

This Note shall be governed by and construed in accordance with the laws of the State of Louisiana.

MAKER:

MEYERS FAMILY LIMITED PARTNERSHIP, a Louisiana limited partnership

By: Meyers Management Trust, General Partner

By: /s/ Stuart J. Meyers____

Name: Stuart Joseph Meyers

Title: Co-Trustee